NEWS RELEASE

Contact:	Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com
Shelley Whiddon – Media 972-348-4310 Shelley.whiddon@alliancedata.com

ALLIANCE DATA’S LARGEST CLIENT BMO BANK OF MONTREAL INTRODUCES HIGH-VALUE CREDIT CARD
ENHANCEMENTS THROUGH CANADIAN LOYALTY PROGRAM

Offer Changes to Drive Miles Issuance and Redemption in Alliance Data’s Canadian Coalition Loyalty
Program, the AIR MILES® Reward Miles Program

DALLAS, Texas (July 16, 2009) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, announces that BMO Bank of Montreal’s initiative to enhance its AIR MILES credit card program for Canadian BMO MasterCard® cardholders and AIR MILES Collectors will provide for substantial opportunity for increases in miles issued. The program enhancements will take effect August 3, 2009.

BMO Bank of Montreal is currently the largest client of the AIR MILES Reward Program as well as being the largest client of Alliance Data overall. BMO was an original launch sponsor for the AIR MILES Reward Program more than 17 years ago and has continued to significantly expand its commitment as a sponsor — now with the upcoming enhancements of its BMO AIR MILES MasterCards. BMO customers earn AIR MILES reward miles on a vast array of BMO products, including the BMO AIR MILES MasterCard and BMO debit card. Additionally, when BMO customers utilize either the BMO AIR MILES MasterCard or the BMO debit card for purchases at other participating AIR MILES sponsors (or retailers), they double or even triple their rewards as both BMO and the participating retailer will issue the identical reward currency, AIR MILES reward miles.

A Sampling of Enhancements Include:

•	BMO AIR MILES MasterCard cardholders will now earn 1 reward mile for every $20(CDN) spent vs. previously every $40 spent;

•	BMO AIR MILES MasterCard cardholders will now earn 1.5 reward miles for every $20 spent when they shop at AIR MILES Sponsors including Shell, National Car and Alamo (earn accelerator);

•	BMO Bank of Montreal is eliminating the $35 annual fee previously payable by some BMO AIR MILES MasterCard cardholders

•	BMO Gold AIR MILES MasterCard cardholders will receive a 25-percent discount on flight redemptions, (currently, Gold cardholders receive a 20-percent discount for flight redemptions); and,

•	BMO Gold AIR MILES MasterCard cardholders will continue to earn 2 times the reward miles earned at AIR MILES Sponsors including Shell, National Car and Alamo (earn accelerator);

“These very significant enhancements to the BMO AIR MILES Credit Cards portfolio provide for incremental increases in miles issued as today’s collectors can earn more miles versus previously for the same spend,” said Bryan Pearson, president, Alliance Data’s LoyaltyOne business. “Additionally, the enhanced value proposition is expected to drive new incremental card spend and, hence, more miles issued. Innovative and market-leading, BMO’s credit card portfolio continues to offer customers considerable value that outpaces market competitors, and delivers returns that are mutually beneficial to both BMO and Alliance Data. We would expect to see this program’s impact as soon as Q3.”

The AIR MILES Reward Program is Canada’s premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles. AIR MILES collectors earn reward miles at more than 100 leading brand-name sponsors representing thousands of retail and service locations across Canada. AIR MILES reward miles can be redeemed for more than 1200 different rewards, such as travel, movie passes, entertainment attractions, electronic merchandise, and more.

About Bank of Montreal

Established in 1817 as Bank of Montreal, BMO Financial Group is a highly diversified North American financial services organization. With total assets of CDN$375 billion as at April 30, 2008 and 37,000 employees, BMO provides a broad range of retail banking, wealth management and investment banking products and solutions to more than 8 million customers and clients across Canada and the United States.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

About LoyaltyOne

LoyaltyOne (formerly Alliance Data Loyalty Services) works with more than 100 of North America’s leading brands in the retail, financial services, grocery, petroleum retail, travel, and hospitality industries to profitably change customer behavior. Through a team of businesses, each specializing in a loyalty discipline, LoyaltyOne designs, delivers, and manages a suite of loyalty marketing services—consumer data, customer-centric retail strategies, direct-to-consumer marketing, loyalty consulting, and more.
LoyaltyOne is part of the Alliance Data family of companies. For over 30 years, Alliance Data has helped its clients build more profitable, more loyal relationships with their customers. More information is available at www.loyalty.com

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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